                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
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    Check the appropriate box:
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         14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                         SCANA CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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/X/  No fee required.
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     and 0-11.
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         -----------------------------------------------------------------------
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


                                                  [SCANA LOGO]

                               SCANA Corporation Proxy Statement

                  1999 Notice of Annual Meeting
                                        and Proxy Statement

------------------------------------------------------------


                                                               [SCANA LOGO]

MARCH 17, 1999


TO OUR SHAREHOLDERS:

    You are cordially invited to attend the Annual Meeting of Shareholders, to be held on Thursday, April 22, 1999, at 10:00 A.M. The meeting will be held at the Medical University of South Carolina, Basic Science Building Auditorium, 141 Ashley Avenue, Charleston, South Carolina.


    -The 1998 Annual Report to shareholders is included in this mailing. The approximate date of mailing for this proxy statement and enclosures is March 17, 1999.


    -You will find a Notice of Meeting on page 1 identifying three proposals for your action.

    -At the meeting, we will present a brief report on SCANA's 1998 business results and plans for the future. We will also respond to your questions and comments.

    -If you plan to attend the meeting, please indicate on the enclosed proxy card. Parking space will be limited; therefore, we are providing off-site parking and bus transportation to the meeting. We will include a map and details about parking and transportation with your admission ticket.

    -If you will need special assistance at the meeting because of a disability, please contact the office of the Corporate Secretary, Mail Code 13-4 at SCANA Corporation's principal executive offices, 1426 Main Street, Columbia, South Carolina 29201 or call (803) 217-9683.

    -Refreshments will be served beginning at 9:00 A.M. in the lobby of the Basic Science Building Auditorium, Medical University of South Carolina.

    YOUR VOTE IS IMPORTANT. We encourage you to read this Proxy Statement and vote your shares as soon as possible. A return envelope for your proxy card is enclosed for your convenience.

Sincerely,

/s/ William B. Timmerman
William B. Timmerman
Chairman of the Board,
President and Chief Executive Officer

Table of Contents
----------------------------------------------------------------------

                                                                                                       Page
                                                                                                     ---------
CHAIRMAN'S LETTER TO SHAREHOLDERS

NOTICE OF ANNUAL MEETING...........................................................................          1

VOTING PROCEDURES..................................................................................          2

DIRECTOR COMPENSATION..............................................................................          3

BOARD MEETINGS -- COMMITTEES OF THE BOARD..........................................................          4

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION........................................          6

ELECTION OF DIRECTORS -- ITEMS 1 AND 2.............................................................          7

            ITEM 1 -- NOMINEE FOR CLASS II DIRECTOR................................................          7

            ITEM 2 -- NOMINEES FOR CLASS III DIRECTORS.............................................          8

CONTINUING DIRECTORS...............................................................................          9

SHARE OWNERSHIP OF DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS......................................         11

FIVE PERCENT OWNER OF SCANA COMMON STOCK...........................................................         11

EXECUTIVE COMPENSATION.............................................................................         12

            Summary Compensation Information.......................................................         12

            Long-Term Incentive Plan Award Opportunities...........................................         13

            Defined Benefit Plans..................................................................         13

            Termination, Severance and Change In Control Arrangements..............................         15

REPORT ON EXECUTIVE COMPENSATION...................................................................         16

PERFORMANCE GRAPH..................................................................................         21

ITEM 3 -- APPROVAL OF APPOINTMENT OF AUDITORS......................................................         22

OTHER INFORMATION..................................................................................         22

            Section 16(a) Beneficial Ownership Reporting Compliance................................         22

            Shareholder Proposals and Recommendations for a Director Nominee.......................         22

            Expenses of Solicitation...............................................................         22

            Tickets to the Annual Meeting..........................................................         23

  ELIMINATE DUPLICATE MAILINGS
      Securities and Exchange Commission rules require us to provide an Annual Report to shareholders who receive this proxy statement. If you are a shareholder of record and have more than one account in your name or have the same address as one or more other shareholders of record, you may authorize us to discontinue mailings of multiple Annual Reports by marking the designated box on the enclosed proxy card.

NOTICE OF ANNUAL MEETING
------------------------------------------------------------

                                                               [SCANA LOGO]

MEETING DATE:                  Thursday, April 22, 1999

MEETING TIME:                  10:00 A.M., Eastern Daylight Savings Time

MEETING PLACE:                 Medical University of South Carolina
                               Basic Science Building Auditorium
                               141 Ashley Avenue
                               Charleston, South Carolina

MEETING RECORD DATE:           March 10, 1999

MEETING AGENDA:                1) Election of Class II Director
                               2) Election of Class III Directors
                               3) Approval of Appointment of Auditors

SHAREHOLDER LIST


    A list of shareholders entitled to vote at the meeting will be available at SCANA's Corporate Offices, 1426 Main Street, Columbia, South Carolina, during business hours from March 17, 1999 through the date of the meeting, for examination by any shareholder for any legally valid purpose.


ADMISSION TO THE MEETING

    Seating space at the meeting will be limited; therefore, admission will be by ticket only. See page 23.

By Order of the Board of Directors

Lynn M. Williams
CORPORATE SECRETARY

                  PLEASE SIGN, DATE AND MAIL YOUR PROXY TODAY
                            IN THE ENVELOPE ENCLOSED

VOTING PROCEDURES
--------------------------------------------------------------------------------

YOUR VOTE IS VERY IMPORTANT

    Whether or not you plan to attend the Annual Meeting, please take the time to vote your shares as soon as possible. Your prompt vote may save SCANA the expense of a second mailing.

VOTING YOUR SHARES

    You vote your shares by indicating on the enclosed proxy card how you want to vote on each proposal and by signing, dating and mailing the card to SCANA in the enclosed postage paid envelope. If you participate in the SCANA Investor Plus Plan, your proxy card covers both plan shares and certificated shares unless the registrations are different. If you have registrations in different names, you will receive a separate card for each name registration. If you sign, date and mail your proxy card without indicating how you want to vote, your shares will be voted as recommended by the Board of Directors.

REVOKING YOUR PROXY

    You may revoke your proxy by writing to the Corporate Secretary of SCANA stating that you want to revoke your proxy; or by submitting a properly signed proxy with a later date; or by voting in person at the Annual Meeting.

VOTING BY SAVINGS PLAN PARTICIPANTS

    If you own SCANA shares as a participant in the SCANA Stock Purchase Savings Plan, you will receive a proxy card that covers only your plan shares. Proxies executed by plan participants will serve as voting instructions to First Union National Bank, as the trustee for the plan.

VOTE REQUIRED AND METHOD OF COUNTING VOTES

    At the close of business on the record date, March 10, 1999, there were 103,572,623 shares outstanding and entitled to vote at the Annual Meeting. Each share is entitled to one vote on each proposal at the Annual Meeting.

    The presence, in person or by proxy, of the holders of a majority of the votes entitled to be cast by the shareholders entitled to vote at the Annual Meeting is necessary to constitute a quorum. Abstentions and broker "non-votes" are counted as present and entitled to vote for purposes of determining a quorum. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.

ITEMS 1 AND 2 -- ELECTION OF DIRECTORS

    A plurality of the votes cast is required for the election of directors. "Plurality" means that if there are more nominees than positions to be filled, the four individuals who receive the largest number of votes cast for Class III Directors and the individual who receives the largest number of votes cast for Class II Director will be elected as directors. Votes indicated as "withheld" and broker "non-votes" will not be cast for nominees.

ITEM 3 -- APPROVAL OF APPOINTMENT OF AUDITORS

    The affirmative vote of a majority of the shares represented at the meeting is required to approve the appointment of Deloitte & Touche LLP. Abstentions and broker "non-votes" will have the same effect as a no vote.

OTHER BUSINESS

    The Board knows of no other matters to be presented for shareholder action at the meeting. If other matters are properly brought before the meeting, the persons named in the accompanying proxy card intend to vote the shares represented by them in accordance with their best judgment.

DIRECTOR COMPENSATION
--------------------------------------------------------------------------------

BOARD FEES

    Officers of SCANA who are also directors do not receive additional compensation for their service as directors. Since April 1998, compensation for non-employee directors has included the following:

    - an annual retainer of $19,400 (41% of the annual retainer fee is paid in shares of SCANA Common Stock);

    - a fee of $2,000 for each board meeting attended;

    - a fee of $1,000 for attendance at a
      committee meeting which is held on a day other than a regular meeting of the board (no additional fees are paid if a committee meeting is held on the same day as a board meeting);

    - a fee of $200 for participation in a
      telephone conference meeting;

    - a fee of $1,000 for attendance at an
      all-day conference; and

    - reimbursement for expenses incurred in connection with all of the above.

DEFERRAL PLAN

    Non-employee directors may participate in SCANA's Voluntary Deferral Plan. This plan permits non-employee directors to defer receipt of all or part of their fees (except the portion paid in shares of SCANA Common Stock) and receive, upon ceasing to serve as a director, the amount that would have resulted from investing the deferred amounts in an interest bearing savings account.

    Since January 1, 1998, the interest rate has been set at the announced prime rate of Wachovia Bank, N.A. Mr. Rhodes, Mr. Cassels and Mr. Bennett were the only directors who participated in the plan during 1998. Mr. Rhodes became a participant in July 1987, Mr. Cassels in January 1994 and Mr. Bennett in December 1997. During 1998, interest credited to Mr. Rhodes' deferral account was $31,322; interest credited to Mr. Cassels' deferral account was $10,788; and interest credited to Mr. Bennett's deferral account was $196.

ENDOWMENT PLAN

    Upon election to a second term, a director becomes eligible to participate in the SCANA Director Endowment Plan, which provides for SCANA to make a tax deductible, charitable contribution totaling $500,000 to institutions of higher education designated by the director. The plan is intended to reinforce SCANA's commitment to quality higher education and to enhance its ability to attract and retain qualified board members. A portion is contributed upon retirement of the director and the remainder upon the director's death. The plan is funded in part through insurance on the lives of the directors. Designated in-state institutions of higher education must be approved by the Chief Executive Officer of SCANA. Any out-of-state designation must be approved by the Management Development and Corporate Performance Committee. The designated institutions are reviewed on an annual basis by the Chief Executive Officer to assure compliance with the intent of the program.

OTHER

    As a Company retiree, Mr. Gressette receives a monthly benefit of $9,488 under the Key Employee Retention Plan described on page 14 and a monthly benefit of $28,380 under the Retirement Plan and a SERP as described on page 13.

BOARD MEETINGS -- COMMITTEES OF THE BOARD
--------------------------------------------------------------------------------

    The Board held six meetings in 1998. Each director, except Mr. Cassels, attended at least 75% of all Board and applicable committee meetings during 1998. This table describes the Board's Committees.

                                                                                                        NUMBER OF
       NAME OF COMMITTEE                                     FUNCTIONS                                 MEETINGS IN
          AND MEMBERS                                     OF THE COMMITTEE                                 1998

EXECUTIVE COMMITTEE               - provides counsel to the Chief Executive Officer                     7 MEETINGS
L. M. Gressette, Jr., Chairman    - reviews management's long-range strategic plans, goals and
B. L. Amick                         objectives
H. M. Chapman                     - reviews budgets, financial plans, plans for debt financing and
W. H. Hipp                          the financing of acquisitions, investments and capital
L. M. Miller                        expenditures of a major nature
M. K. Sloan                       - reviews and recommends actions relating to dividends
                                  - monitors advertising and philanthropic activities
                                  - recommends levels of expenditures to the Board
                                  - recommends the slate of director nominees to be presented for election at each annual meeting
                                  - recommends assignments of directors to serve on Board
                                    Committees

MANAGEMENT DEVELOPMENT AND        - reviews the investment policies of SCANA's Retirement Plan,         3 MEETINGS
CORPORATE PERFORMANCE COMMITTEE     selects its investment managers and monitors the performance
H. M. Chapman, Chairman             of such investment managers
B. L. Amick                       - recommends to the Board, persons to serve as officers of SCANA
W. B. Bookhart, Jr.                 (and its subsidiaries)
W. T. Cassels, Jr.                - recommends to the Board, salary and compensation levels,
J. B. Rhodes                        including fringe benefits for officers and directors of SCANA
M. K. Sloan                       - reviews SCANA's compensation plans
W. B. Timmerman*                  - provides direction regarding the operation of SCANA's
*Ex-officio, nonvoting member       Retirement Plan and other employee welfare benefit plans
                                  - reviews management's resources and development and recommends to the Board, succession plans for senior management
                                  - reviews SCANA's active operating performance
                                  - reviews SCANA's performance in regard to well-being of
                                    employees, including safety, health and equality of treatment
                                  - reviews outside relationships, including those with
                                    governments, other businesses and the community
                                  - reviews the impact of regulations, litigation and any public policy controversy that may affect SCANA

                                                                                              NUMBER OF
      NAME OF COMMITTEE                                FUNCTIONS                             MEETINGS IN
         AND MEMBERS                                OF THE COMMITTEE                             1998
LONG-TERM COMPENSATION         - administered the SCANA Corporation Performance Share         2 MEETINGS
COMMITTEE                        Plan prior to April 1998
H. M. Chapman, Chairman
B. L. Amick
J. A. Bennett
W. B. Bookhart, Jr.
W. T. Cassels, Jr.
E. T. Freeman
L. M. Gressette, Jr.
F. C. McMaster
L. M. Miller
J. B. Rhodes
M. K. Sloan
PERFORMANCE SHARE PLAN         - administers the SCANA Corporation Performance Share Plan   NONE -- UNTIL
COMMITTEE                        since April 1998                                                1999
H. M. Chapman, Chairman
J. A. Bennett
W. B. Bookhart, Jr.
W. T. Cassels, Jr.
L. M. Miller
M. K. Sloan

AUDIT COMMITTEE                - meets periodically with SCANA's internal auditors and        3 MEETINGS
E. T. Freeman, Chairman          independent public accountants to discuss and evaluate
J. A. Bennett                    the scope and results of audits and SCANA's accounting
W. T. Cassels, Jr.               procedures and controls
W. H. Hipp                     - reviews SCANA's financial statements before submission
F. C. McMaster                 to the Board for approval, prior to dissemination to
                                 shareholders, the public or regulatory agencies
                               - recommends to the Board (for appointment by the Board
                                 and ratification by the shareholders) independent public
                                 accountants to be used by SCANA
                               - maintains responsibility for SCANA's compliance program

NUCLEAR OVERSIGHT COMMITTEE    - monitors SCANA's nuclear operations                          2 MEETINGS
F. C. McMaster, Chairman       - meets periodically with SCANA management to discuss and
J. A. Bennett                    evaluate our nuclear operations, including regulatory
W. B. Bookhart, Jr.              matters, operating results, training and other related
E. T. Freeman                    topics
L. M. Miller                   - tours the V.C. Summer Nuclear Station plant and training
J. B. Rhodes                     facilities at least once a year
                               - reviews with the Institute of Nuclear Power Operations
                               on a periodic basis, their appraisal of SCANA's nuclear
                                 operations
                               - periodically presents an independent report to the Board on the status of SCANA's nuclear operations

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
--------------------------------------------------------------------------------

    For the 1998 fiscal year, decisions on various elements of executive compensation were made by the Management Development and Corporate Performance Committee, the Long-Term Compensation Committee and the Performance Share Plan Committee. No officer, employee or former officer of SCANA or any of its subsidiaries served as a member of the Long-Term Compensation Committee, the Management Development and Corporate Performance Committee or the Performance Share Plan Committee except Mr. Timmerman, who served as an ex-officio, nonvoting member of the Management Development and Corporate Performance Committee and Mr. Gressette, who served as a member of the Long-Term Compensation Committee.

    The names of the persons who serve on the Long-Term Compensation Committee, the Management Development and Corporate Performance Committee and the Performance Share Plan Committee can be found on the preceding pages. Although Mr. Timmerman served as a member of the Management Development and Corporate Performance Committee, he did not participate in any of its decisions concerning executive officer compensation.

    Since January 1, 1998, SCANA and its subsidiaries have engaged in business transactions with entities with which Mr. Amick (a member of the Management Development and Corporate Performance Committee and the Long-Term Compensation Committee) and Mrs. Freeman (a member of the Long-Term Compensation Committee) are related.

    Mr. Amick is President and a 20% owner of Team Amick Motor Sports LLC, a business that owns and operates a NASCAR sanctioned racing car. This car participates in the Busch Grand National Racing Series. During 1998, SCANA participated in a shared sponsorship agreement with Team Amick Motor Sports LLC, for an annual fee and related costs totaling $512,919, pursuant to which SCANA received promotional considerations associated with NASCAR racing. SCANA has recently entered into a co-sponsorship agreement with Powertel, Inc., a wireless personal communications services (PCS) provider, to sponsor the Team Amick racing car during 1999. As of January 31, 1999, SCANA Communications, Inc., a subsidiary of SCANA, owned a 29.2% interest in Powertel. SCANA's portion of the racing car sponsorship is a base level of $800,000 with incentives to increase the level of sponsorship up to an additional $200,000. Powertel's sponsorship is at the $600,000 level. This agreement is subject to termination with 30 days written notice.

    Mrs. Freeman has a 28% beneficial ownership interest in Carolina Wholesale Gas Company located in Spartanburg, South Carolina. During 1998, Carolina Wholesale Gas Company rented cavern storage space for two million gallons of propane from SCANA Propane Storage, Inc., a subsidiary of SCANA, at a monthly rate of $10,000, for a total of $120,000. It is anticipated that this arrangement will continue.

ELECTION OF DIRECTORS -- ITEMS 1 AND 2
--------------------------------------------------------------------------------

    SCANA currently has thirteen directors. The Board is divided into three classes with the members of each class serving a three-year term. The terms of the Class III Directors will expire at the Annual Meeting. Mr. William T. Cassels, Jr., a director since 1990, will reach the mandatory retirement age prior to the 2000 Annual Meeting and therefore, is not a nominee for re-election. Instead, the Board has nominated Mr. D. Maybank Hagood, along with the remaining three current Class III Directors, Messrs. Amick, Chapman and Gressette, to serve for a term expiring in 2002.

    In addition, Mr. F. Creighton McMaster, a director since 1974, will reach the mandatory retirement age prior to the 2000 Annual Meeting and therefore, is retiring as a Class II Director at the Annual Meeting. The Board has nominated Mr. Harold C. Stowe to fill the vacancy created by Mr. McMaster's retirement to serve as a Class II Director for a term expiring in 2001.

    The information set forth below and on the following pages concerning the nominees and continuing directors has been furnished to SCANA by such persons. Each director of SCANA is also a director of South Carolina Electric & Gas Company, SCANA's principal subsidiary.

ITEM 1 -- NOMINEE FOR CLASS II DIRECTOR
TERM TO EXPIRE AT THE ANNUAL MEETING IN 2001
--------------------------------------------------------------------------------

                 HAROLD C. STOWE (AGE 52)                               DIRECTOR NOMINEE
  [PHOTO]                                                               SHARES: 100
                 Mr. Stowe has been President and Chief Executive Officer of Canal Industries,
                 Inc., a forest products industry company in Conway, South Carolina, since March
                 1997. From 1996 to March 1997, he was Co-President of Canal Industries, Inc. From
                 1991 to 1996, he was Executive Vice President
                 of CSI Group, Inc., a division of Canal Industries, Inc. He is a director of Canal
                 Industries, Inc. and Ruddick Corporation.

ITEM 2 -- NOMINEES FOR CLASS III DIRECTORS
TERMS TO EXPIRE AT THE ANNUAL MEETING IN 2002
--------------------------------------------------------------------------------

                 BILL L. AMICK (AGE 55)                                 DIRECTOR SINCE 1990
  [PHOTO]                                                               SHARES: 4,074
                 Mr. Amick is Chairman of the Board and Chief Executive Officer of Amick Farms,
                 Inc., a vertically integrated broiler operation in Batesburg, South Carolina and also serves as Chairman and Chief Executive Officer of Amick Processing, Inc. and
                 Amick Broilers, Inc. He has held these positions for
                 more than five years. Mr. Amick also serves as a director of Blue Cross and Blue
                 Shield of South Carolina.

                 HUGH M. CHAPMAN (AGE 66)                               DIRECTOR SINCE 1988
                                                                        SHARES: 6,589

                 Mr. Chapman retired from NationsBank South of Atlanta, Georgia, a division of
  [PHOTO]        NationsBank Corporation of Charlotte, North Carolina, on June 30, 1997.
                 Previously, he served as Chairman of NationsBank South for more than five years.
                 Mr. Chapman also serves as a director of West Point-Stevens, Inc. and PrintPack,
                 Inc.

                 LAWRENCE M. GRESSETTE, JR. (AGE 67)                    DIRECTOR SINCE 1987
  [PHOTO]                                                               SHARES: 61,716

                 Mr. Gressette has been Chairman Emeritus of SCANA since his retirement in February
                 1997. From February 1, 1990 until his retirement, he was Chairman and Chief
                 Executive Officer of SCANA and all of its subsidiaries. Mr. Gressette also serves as a director of Wachovia Corporation.
                 D. MAYBANK HAGOOD (AGE 37)                             DIRECTOR NOMINEE
  [PHOTO]                                                               SHARES: 100
                 Mr. Hagood is President and Chief Executive Officer of William M. Bird and
                 Company, Inc., a wholesale distributor of floor covering materials located in
                 Charleston, South Carolina. He has held this position for more than five years.

CONTINUING DIRECTORS
CLASS I -- TERMS TO EXPIRE AT THE ANNUAL MEETING IN 2000
--------------------------------------------------------------------------------

                 JAMES A. BENNETT (AGE 38)                              DIRECTOR SINCE 1997
                                                                        SHARES: 1,146
                 Mr. Bennett has been Senior Vice President and Director of Professional Banking,
  [PHOTO]        First Citizens Bank in Columbia, South Carolina since December 1998. He was Senior
                 Vice President and Director of Community Banking at First Citizens from December
                 1994 until December 1998. From
                 1991 to December 1994, he was President of Victory Savings Bank in Columbia, South
                 Carolina.

                 LYNNE M. MILLER (AGE 47)                               DIRECTOR SINCE 1997
                                                                        SHARES: 1,543
                 Ms. Miller has been Chief Executive Officer of Environmental Strategies
  [PHOTO]        Corporation, an environmental consulting and engineering firm headquartered in
                 Reston, Virginia since February 1998. Prior to February 1998, Ms. Miller served as
                 President of Environmental Strategies Corporation for more than five years. Ms.
                 Miller also serves as a director of Adams National Bank, a subsidiary of Abigail
                 Adams National Bancorp, Inc.

                 MACEO K. SLOAN (AGE 49)                                DIRECTOR SINCE 1997
                                                                        SHARES: 1,215
                 Mr. Sloan is Chairman, President and Chief Executive Officer of Sloan Financial
  [PHOTO]        Group, Inc., a holding company, and Chairman, President and Chief Executive
                 Officer of NCM Capital Management Group, Inc., an investment company, both of which are located in Durham, North Carolina. He has held these positions for more than five years.

                 WILLIAM B. TIMMERMAN (AGE 52)                          DIRECTOR SINCE 1991
  [PHOTO]                                                               SHARES: 40,775

                 Mr. Timmerman has been our Chairman of the Board and Chief Executive Officer since
                 March 1, 1997. He has been President since December 13, 1995. From August 21, 1996 until March 1, 1997, he was Chief Operating Officer of SCANA. From May 1, 1994 to
                 December 13, 1995, he was Executive Vice President, Chief Financial Officer and
                 Controller of SCANA. For more than five years prior to May 1, 1994, he was Senior
                 Vice President of SCANA and its Chief Financial Officer and Controller. Mr.
                 Timmerman also serves as a director of Powertel, Inc., ITC^DeltaCom, Inc. and The
                 Liberty Corporation.

CONTINUING DIRECTORS
CLASS II DIRECTORS -- TERMS TO EXPIRE AT THE ANNUAL MEETING IN 2001
--------------------------------------------------------------------------------

                 WILLIAM B. BOOKHART, JR. (AGE 57)                      DIRECTOR SINCE 1979
                                                                        SHARES: 19,101
                 Mr. Bookhart is a partner in Bookhart Farms, which operates a general farming
  [PHOTO]        business in Elloree, South Carolina and has held this position for more than five years.

                 ELAINE T. FREEMAN (AGE 63)                             DIRECTOR SINCE 1992
  [PHOTO]                                                               SHARES: 4,941

                 Mrs. Freeman is Executive Director of ETV Endowment of South Carolina, Inc., a
                 non-profit organization located in Spartanburg, South Carolina. She has held this position for more than five years. Mrs. Freeman also serves as a director of the
                 National Bank of South Carolina, a member bank of Synovus Financial Corporation.

                 W. HAYNE HIPP (AGE 59)                                 DIRECTOR SINCE 1983
                                                                        SHARES: 3,482
                 Mr. Hipp is Chairman, President and Chief Executive Officer of The Liberty
  [PHOTO]        Corporation, an insurance and broadcasting holding company headquartered in
                 Greenville, South Carolina. He has held these positions for more than five years.
                 Mr. Hipp also serves as a director of The Liberty Corporation and Wachovia
                 Corporation.

                 JOHN B. RHODES (AGE 68)                                DIRECTOR SINCE 1967
                                                                        SHARES: 9,743

                 Mr. Rhodes is Chairman and Chief Executive Officer of Rhodes Oil Company, Inc., a
  [PHOTO]        distributor of petroleum products in Walterboro, South Carolina. He has held these positions for more than five years.

SHARE OWNERSHIP OF DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS
--------------------------------------------------------------------------------

    In general, "beneficial ownership" includes those shares a director, nominee or executive officer has the power to vote or transfer. On March 10, 1999, the directors and executive officers of SCANA (20 persons) beneficially owned, in the aggregate, 231,796 shares of
SCANA Common Stock (approximately 0.22% of the shares outstanding).

    The following table lists shares beneficially owned on March 10, 1999 by each director, each nominee and each executive officer named in the Summary Compensation Table on page 12.

                                                         AMOUNT AND NATURE OF
                                                       BENEFICIAL OWNERSHIP OF
NAME                                                  SCANA COMMON STOCK*(1)(2)
B. L. Amick                                                        4,074
J. A. Bennett                                                      1,146
W. B. Bookhart, Jr.                                               19,101
W. T. Cassels, Jr.                                                 2,621
H. M. Chapman                                                      6,589
E. T. Freeman                                                      4,941
A. H. Gibbes                                                      16,066
L. M. Gressette, Jr.                                              61,716
D. M. Hagood                                                         100
W. H. Hipp                                                         3,482
K. B. Marsh                                                       10,127
F. C. McMaster                                                     6,219
L. M. Miller                                                       1,543
C. B. Novinger                                                     3,078
J. B. Rhodes                                                       9,743
J. L. Skolds                                                       9,037
M. K. Sloan                                                        1,215
H. C. Stowe                                                          100
W. B. Timmerman                                                   40,775

    *Each of the directors, nominees and named executive officers owns less than 1% of the shares outstanding.

(1) Includes shares owned by close relatives, the beneficial ownership of which is disclaimed by the director, nominee or named executive officers, as follows: Mr. Amick -- 480; Mr. Bookhart -- 4,613; Mr. Gibbes -- 85; Mr. Gressette -- 1,060; and Mr. McMaster -- 2,000; and by all directors, nominees and executive officers -- 8,238 in total.

(2) Includes shares purchased through January 31, 1999, by the Trustee under SCANA's Stock Purchase Savings Plan.

FIVE PERCENT OWNER OF SCANA COMMON STOCK
--------------------------------------------------------------------------------

    First Union Corporation, Post Office Box 1329, Greenville, South Carolina 29602, notified SCANA that it beneficially owned 9,429,237 shares of SCANA Common Stock on December 31, 1998. This represented 9.10% of outstanding shares of SCANA Common Stock on that date.

    First Union has sole power to vote 537,543 of such shares, shared power to vote 7,550 of such shares, sole power to dispose or direct the disposition of 9,343,095 of such shares and shared power to dispose or to direct the disposition of 37,988 of such shares.

EXECUTIVE COMPENSATION
--------------------------------------------------------------------------------

SUMMARY COMPENSATION INFORMATION

    The following table contains information with respect to compensation paid or accrued during the years 1998, 1997 and 1996, to the Chief Executive Officer of SCANA and to each of the other four most highly compensated executive officers of SCANA during 1998.

                                              SUMMARY COMPENSATION TABLE
                                                                                           LONG-TERM
                                                         ANNUAL COMPENSATION               COMPENSATION
                                                                                            PAYOUTS
                                                                         OTHER ANNUAL        LTIP         ALL OTHER
                                               SALARY        BONUS(1)   COMPENSATION(2)    PAYOUTS(3)  COMPENSATION(4)
    NAME AND PRINCIPAL POSITION       YEAR      ($)            ($)            ($)             ($)            ($)

W. B. Timmerman                        1998   455,909 (5)    303,780        17,514               0         27,138
 Chairman, President,                  1997   400,634        318,815        12,220          88,338         24,038
 Chief Executive Officer               1996   335,266        196,832         6,399         109,819         20,116
 and Director -- SCANA
 Corporation

J. L. Skolds                           1998   305,123        163,399        14,099               0         18,201
 SCANA Group Executive --              1997   277,132        161,677         5,777          70,283         16,628
 Electric Group; President             1996   215,708        114,099         2,453          55,513         12,943
 and Chief Operating Officer --
 South Carolina Electric
 and Gas Company

A. H. Gibbes                           1998   283,812        124,320        20,585               0         16,618
 SCANA Group Executive --              1997   246,308        149,406         7,247          52,874         14,455
 Gas Group; President --               1996   187,755        125,204         3,013          55,513         11,505
 South Carolina
 Pipeline Corporation

C. B. Novinger                         1998   231,547         99,372        11,172               0         13,893
 Senior Vice President --              1997   213,521        104,276         5,315          52,874         12,811
 Administration,                       1996   188,875         75,667         2,436          55,513          7,678
 Governmental and
 Public Affairs -- SCANA
 Corporation

K. B. Marsh                            1998   219,860         99,372         8,654               0         13,122
 Senior Vice President,                1997   199,845        104,276         2,945          44,491         11,991
 Chief Financial Officer               1996   166,616         75,667         1,189          46,462          9,997
 and Controller -- SCANA
 Corporation

(1) Payments under SCANA's Annual Incentive Plan.

(2) For 1998, other annual compensation consists of automobile allowance, life insurance premiums on policies owned by named executive officers and payments to cover taxes on benefits of $4,500, $7,435 and $5,579 for Mr. Timmerman; $6,000, $6,878 and $1,221 for Mr. Skolds; $9,000, $9,158 and
    $2,427 for Mr. Gibbes; $6,000, $3,864 and $1,308 for Mrs. Novinger; and $6,905, $1,183 and $566 for Mr. Marsh.

(3) Payments under SCANA's Performance Share Plan.

(4) All other compensation for all named executive officers consists solely of SCANA's contributions to defined contribution plans.

(5) Reflects actual salary paid in 1998. Base salary of $472,000, as referenced on page 19, became effective on May 1, 1998.

Long-Term Incentive Plan Award Opportunities
--------------------------------------------------------------------------------

    The following table lists the target awards made in 1998 (for potential payment in 2000) under the Performance Share Plan and estimated future payouts under that plan at threshold, target and maximum levels for each of the executive officers included in the Summary Compensation Table.

                      LONG-TERM INCENTIVE PLANS -- AWARDS
                              IN LAST FISCAL YEAR


                           NUMBER OF    PERFORMANCE
                            SHARES,       OR OTHER       ESTIMATED FUTURE PAYOUTS UNDER
                           UNITS OR        PERIOD          NON-STOCK PRICE-BASED PLANS
                             OTHER         UNTIL       -----------------------------------
                            RIGHTS       MATURATION     THRESHOLD    TARGET      MAXIMUM
          NAME                (#)        OR PAYOUT         (#)         (#)         (#)
W. B. Timmerman               10,230        1998-2000       4,092      10,230      15,345
J. L. Skolds                   5,160        1998-2000       2,064       5,160       7,740
A. H. Gibbes                   3,990        1998-2000       1,596       3,990       5,985
C. B. Novinger                 2,790        1998-2000       1,116       2,790       4,185
K. B. Marsh                    2,790        1998-2000       1,116       2,790       4,185


    Payouts occur when SCANA's Total Shareholder Return is in the top two-thirds of the Performance Share Plan peer group, and will vary based on SCANA's ranking against the peer group. Executives earn threshold payouts at the 33rd percentile of three-year performance. Target payouts will be made at the 50th percentile of three-year performance. Maximum payouts will be made when performance is at or above the 75th percentile of the peer group. Payments will be made on a sliding scale for performance between threshold and target and target and maximum. No payouts will be earned if performance is at less than the 33rd percentile. Awards are designated as target shares of SCANA Common Stock and may be paid in stock or cash or a combination of stock and cash.

Defined Benefit Plans
--------------------------------------------------------------------------------

    In addition to its Retirement Plan for all employees, SCANA has Supplemental Executive Retirement Plans ("SERPs") for certain eligible employees, including officers. A SERP is an unfunded plan, that provides for benefit payments in addition to those payable under a qualified retirement plan. It maintains uniform application of the Retirement Plan benefit formula and would provide, among other benefits, payment of Retirement Plan formula pension benefits, if any, which exceed those payable under the Internal Revenue Code maximum benefit limitations.

    The following table illustrates the estimated maximum annual benefits payable upon retirement at normal retirement date under SCANA's Retirement Plan and the SERPs.

                               PENSION PLAN TABLE

                                          SERVICE YEARS
     FINAL       ---------------------------------------------------------------
  AVERAGE PAY        15           20           25           30           35
---------------
$       150,000       41,777       55,702       69,628       83,553       86,229
        200,000       56,777       75,702       94,628      113,553      117,479
        250,000       71,777       95,702      119,628      143,553      148,729
        300,000       86,777      115,702      144,628      173,553      179,979
        350,000      101,777      135,702      169,628      203,553      211,229
        400,000      116,777      155,702      194,628      233,553      242,479
        450,000      131,777      175,702      219,628      263,553      273,729
        500,000      146,777      195,702      244,628      293,553      304,979
        550,000      161,777      215,702      269,628      323,553      336,229
        600,000      176,777      235,702      294,628      353,553      367,479
        650,000      191,777      255,702      319,628      383,553      398,729
        700,000      206,777      275,702      344,628      413,553      429,979
        750,000      221,777      295,702      369,628      443,553      461,229
        800,000      236,777      315,702      394,628      473,553      492,479
        850,000      251,777      335,702      419,628      503,553      523,729
        900,000      266,777      355,702      444,628      533,553      554,979
        950,000      281,777      375,702      469,628      563,553      586,229
      1,000,000      296,777      395,702      494,628      593,553      617,479

    For all the executive officers included in the Summary Compensation Table, the 1998 compensation shown in the column labeled "Salary" of the Summary Compensation Table is covered by the Retirement Plan or a SERP. As of December 31, 1998, Mr. Timmerman had credited service under the Retirement Plan (or its equivalent under the SERP) of 20 years; Mr. Skolds of 12 years; Mr. Gibbes of 17 years; Mrs. Novinger of 28 years; and Mr. Marsh of 14 years. Benefits are computed based on a straight-life annuity with an unreduced 60% surviving spousal benefit. The amounts in the above table assume continuation of the primary Social Security benefits in effect at January 1, 1999 and are not subject to any deduction for Social Security or other offset amounts.

    SCANA has a Key Employee Retention Plan covering officers and certain other executive employees that provides supplemental retirement or death benefits for participants. Under the plan, each participant may elect to receive either (i) a monthly retirement benefit for 180 months upon retirement (at or after the earlier of the attainment of age 65 and completion of 35 years of service with the Company) equal to 25% of the average monthly salary of the participant over his final 36 months of employment prior to such retirement, or (ii) an optional death benefit payable monthly to a participant's designated beneficiary for 180 months, in an amount equal to 35% of the average monthly salary of the participant over his final 36 months of employment prior to such retirement.

    In the event of the participant's death prior to such retirement, SCANA will pay to the participant's designated beneficiary for 180 months, a monthly benefit equal to 50% of the participant's base monthly salary in effect at death.

    All the executive officers named in the Summary Compensation Table are participating in the plan. The estimated annual retirement benefits payable at age 65 under the Key Employee Retention Plan, based on projected eligible compensation (assuming increases of 4% per year), to the executive officers named in the Summary Compensation Table are as follows: Mr.
Timmerman -- $181,746; Mr. Skolds -- $140,995; Mr. Gibbes -- $112,053; Mrs.
Novinger -- $102,220; and Mr. Marsh -- $123,310.

Termination, Severance and Change in Control Arrangements
--------------------------------------------------------------------------------

    SCANA maintains an Executive Benefit Plan Trust. The purpose of the Trust is to help retain and attract quality leadership in key SCANA positions in the current transitional environment of the utilities industry. The Trust is used to receive SCANA contributions which may be used to pay the deferred compensation benefits of certain directors, executives and other key employees of SCANA in the event of a Change in Control (as defined in the Trust). All the executive officers included in the Summary Compensation Table participate in some of the plans listed below which are covered by the Trust including, in all cases, the Plans listed at (7) and (8).

    (1)  Voluntary Deferral Plan

    (2)  Supplementary Voluntary Deferral Plan

    (3)  Key Employee Retention Plan

    (4)  Supplemental Executive Retirement
         Plan

    (5)  Performance Share Plan

    (6)  Annual Incentive Plan

    (7)  Key Executive Severance Benefits Plan

    (8)  Supplementary Key Executive
         Severance Benefits Plan

    The Trust and the plans provide flexibility to SCANA in responding to a Potential Change in Control (as defined in the Trust) depending upon whether the Change in Control would be viewed as being "hostile" or "friendly." This flexibility includes the ability to deposit and withdraw SCANA contributions up to the point of a Change in Control, and to affect the number of plan participants who may be eligible for benefit distributions upon, or following, a Change in Control.

    The Key Executive Severance Benefits Plan is operative as a "single trigger" plan, meaning that upon the occurrence of a "hostile" Change in Control, benefits provided under Plans (1) through (6) above would be distributed in a lump sum.

    In contrast, the Supplementary Key Executive Severance Benefits Plan is operative for a period of 24 months following a Change in Control which prior to its occurrence is viewed as being "friendly." In this circumstance, the Key Executive Severance Benefits Plan is inoperative. The Supplementary Key Executive Severance Benefits Plan is a "double trigger" plan that would pay benefits in lieu of those otherwise provided under plans (1) through (6) in either of two circumstances: (a) the participant's involuntary termination of employment without "Just Cause," or (b) the participant's voluntary termination of employment for "Good Reason" (as these terms are defined in the Supplementary Key Executive Severance Benefits Plan).

    Benefit distributions relative to a Change in Control, as to which either the Key Executive Severance Benefits Plan or the Supplementary Key Executive Severance Benefits Plan is operative, will be grossed up to include estimated federal, state and local income taxes and any applicable excise taxes owed by plan participants on those benefits.

    The benefit distributions under the Key Executive Severance Benefits Plan would include the following:

    - An amount equal to three times the sum of: (1) the officer's annual base salary in effect as of the Change in Control and (2) the larger of (i) the officer's target award in effect as of the Change in Control under the Annual Incentive Plan or (ii) the officer's average of actual annual incentive bonuses received during the prior three years under the Annual Incentive Plan.

    - An amount equal to the projected cost for coverage for three full years following the Change in Control as though the officer had continued to be a SCANA employee with respect to medical coverage, long-term disability coverage and either Life Plus (a special life insurance program combining whole life and term coverages) or group term life coverage in accordance with the officer's election, in each case so as to provide substantially the same level of coverage and benefits as the officer enjoyed as of the date of the Change in Control.

    - A benefit distribution under the Voluntary
      Deferral Plan calculated as of the date of the Change in Control including implied interest through such date, and a benefit under the Supplementary Voluntary Deferral Plan calculated to include any implied dividends accrued under the plan through the date of the Change in Control.

    - A benefit distribution under the Key
      Employee Retention Plan calculated as of the date of the Change in Control to include projected increases to each participant's base salary applying cost of living increases and as though the participant had reached the earlier of age 65 or completed 35 years of service.

    - A benefit distribution under the
      Supplemental Executive Retirement Plan calculated as an actuarial equivalent through the date of the Change in Control with three additional years of compensation at the participant's rate then in effect as though the participant had attained age 65 and completed 35 years of benefit service and without any early retirement or other actuarial reductions, which benefit would then be reduced by the actuarial equivalent of the participant's qualified plan benefit amount under the Retirement Plan.

    - A benefit distribution under the
      Performance Share Plan equal to 100% of the targeted awards for all performance periods which are not yet completed as of the date of the Change in Control.

    - A benefit distribution under the Annual
      Incentive Plan equal to 100% of the target award in effect as of the date of the Change in Control.

    Benefits under the Supplementary Key Employee Severance Benefits Plan would be the same except that the benefits under the Voluntary Deferral Plan and the Supplementary Voluntary Deferral Plan would be increased by implied interest from the date of the Change in Control until the end of the month preceding the month in which the benefit is distributed.

REPORT ON EXECUTIVE COMPENSATION
--------------------------------------------------------------------------------

    SCANA's executive compensation program is designed to support SCANA's overall objective of creating shareholder value by:

    - Hiring and retaining the executive talent needed to manage SCANA today and to position it for the future;

    - Having a pay-for-performance philosophy linking rewards to corporate and business unit results;

    - Placing a substantial portion of pay for senior executives "at-risk" and aligning the interests of the executives with the long-term interests of the shareholders through the Performance Share Plan; and

    - Balancing the elements of the
      compensation program to reflect SCANA's financial, customer-oriented and strategic goals.

    We believe the program plays a vital role in keeping our executives focused on SCANA's goal of enhancing shareholder value.

    A description of the program and how it works and a discussion of Mr. Timmerman's 1998 compensation follows.

ELEMENTS OF THE PROGRAM

    Executive compensation consists primarily of three key elements: base salary, short-term incentive compensation (Annual Incentive Plan) and long-term incentive compensation (Performance Share Plan).

    Compensation levels for these components are established annually based on a comparison to a market which consists of utilities of various sizes throughout the United States and smaller telecommunications companies. Results are adjusted through regression analysis to account for differences in company size. Approximately 65% of the market companies are included in the Performance Share Plan Peer Group shown in the Performance Graph on page 21. We do not include all of the peer group companies in the market because we believe that SCANA's competition for executives does not include all of those companies and includes other companies.

    For 1998, compensation levels for all elements of executive compensation were slightly below the market median. At the end of 1996, SCANA adopted the philosophy of gradually moving targeted competitive levels to the market median. We believe that the increasingly competitive nature of the utility industry necessitates this philosophy if we are to attract and retain a highly competent executive team.

    The following paragraphs describe in more detail each element of SCANA's compensation program for executive officers. All components of the compensation package, including severance plans, insurance and other benefits, are considered in determining the level of each element of compensation.

BASE SALARIES

    Executive salaries are reviewed annually by the Management Development and Corporate Performance Committee. Adjustments may be made on the basis of subjective assessment of individual performance, relative levels of responsibility, prior experience, breadth of knowledge and changes in market pay practices.

ANNUAL INCENTIVE PLANS

    SCANA has Annual Incentive Plans for its officers and officers of its subsidiaries. The plans promote SCANA's pay-for-performance philosophy, as well as its goal of having a meaningful amount of executive pay "at-risk." Through these plans, financial incentives are provided in the form of annual cash bonuses.

    Executives eligible for these plans are assigned threshold, target and maximum bonus levels as a percentage of salary. Bonuses earned are based on the level of performance achieved. Award payouts may increase to a maximum of 1.5 times target if performance exceeds the goals established. Award payouts may decrease, generally to a minimum of one-half the target-level awards, if performance is below targeted goals. Awards earned based on the achievement of preestablished goals may nonetheless be decreased to zero, if the Management Development and Corporate Performance Committee in its discretion determines that actual results do not warrant the levels of payouts otherwise earned.

    The various Annual Incentive Plans in which officers of SCANA and its subsidiaries participate place their major emphasis on achieving profitability targets, with the remaining emphasis focused upon meeting annual business objectives relating to such matters as efficiency, quality of service, customer satisfaction and progress toward SCANA's strategic objectives. These plans also allow for an adjustment of an award based upon a subjective evaluation of individual performance. Each award may be increased or decreased by no more than 20% based on this evaluation, but in no case may an award exceed the maximum payout of 1.5 times target.

    For 1998, the specific measures in each plan for the executive officers included in the Summary Compensation Table on page 12 are described below.

    - 1998 awards for officers of SCANA were based on two performance categories: 75% of the total 1998 target award was based on SCANA earnings per share (EPS) goals, a numerically measurable target. An additional 25% was determined by the achievement of the annual business objectives established in SCANA's 1998 Strategic Plan. For 1998,

      EPS results and achievement of annual business objectives met the goals established which resulted in the achievement of 100% of target. After the adjustment for individual performance, payouts ranged from 115% to 120% of the target award.

    - 1998 awards for officers of South Carolina
      Electric & Gas Company (SCE&G) were based on two performance categories:
      SCANA EPS and achievement of annual business objectives (activities that focus on improvements in various areas including existing operating procedures, quality of service and product and human resources matters). The weighting of the individual components for 1998 was EPS 75% and annual business objectives 25%. For 1998, after the adjustment for individual performance, payouts ranged from 100% to 120% of the target award.

    - 1998 awards for officers of South Carolina
      Pipeline Corporation were based 75% on SCANA EPS and 25% on achievement of annual business objectives. For 1998, after the adjustment for individual performance, payouts ranged from 105% to 120% of the target award.

LONG-TERM PERFORMANCE SHARE PLAN

    SCANA's Performance Share Plan pays bonuses to executives based on SCANA's Total Shareholder Return ("TSR") relative to a group of peer companies over a three-year period. The peer group includes 84 electric and gas utilities, none of which have annual revenues of less than $100 million.

    TSR is stock price increase over the three-year period, plus cash dividends paid during the period, divided by stock price as of the beginning of the period. Comparing SCANA's TSR to the TSR of a large group of other utilities reflects SCANA's recognition that investors could have invested their funds in other utility companies and measures how well SCANA did when compared to others operating in similar interest, tax, economic and regulatory environments.

    Executives selected to participate in the Performance Share Plan are assigned target awards at the beginning of each three-year period based primarily on salary level, level of responsibilities and competitive practices. Awards under this plan represent a significant portion of executives' "at-risk" compensation. To provide additional incentive for executives, and to ensure that executives are only rewarded when shareholders gain, actual payouts may exceed the median of the market only when performance is above the 50th percentile of the peer group. For lesser performance, awards will be at or below the market median.

    Payouts occur when SCANA's TSR is in the top two-thirds of the peer group and vary based on SCANA's ranking against the peer group. Executives earn threshold payouts of 0.4 times target at the 33rd percentile of three-year performance. Target payouts will be made at the 50th percentile of three-year performance. Maximum payouts will be made at 1.5 times target when SCANA's TSR is at or above the 75th percentile of the peer group. No payouts will be earned if performance is at less than the 33rd percentile. Awards may be paid in stock or cash or a combination of stock and cash.

    For the three-year period from 1996 through 1998, SCANA's TSR was at the 29(th) percentile of the peer group. This resulted in no payouts being made.

POLICY WITH RESPECT TO THE $1 MILLION DEDUCTION LIMIT

    Section 162(m) of the Internal Revenue Code establishes a limit on the deductibility of annual compensation for certain executive officers that exceeds $1,000,000. It is the general intention of SCANA to meet the requirements for deductibility under Section 162(m); however, SCANA reserves the right, where merited by changing business conditions or an executive's individual performance, to authorize compensation payments which may not be fully deductible by SCANA.

COMPENSATION OF CHIEF EXECUTIVE OFFICER FOR 1998

    For 1998, Mr. Timmerman's compensation consisted of the following:

    - Base salary of $472,000 derived by
      reference to executive pay for the market group described. This amount approximates the median base salary for the market. Mr. Timmerman's salary increase of $47,000 from 1997 to 1998 was based on his responsibilities as Chairman, President and Chief Executive Officer, external pay practices and the Management Development and Corporate Performance Committee's subjective assessment of his overall performance during the preceding year. Because this determination was subjective, no one factor was assigned a particular weighting by the Committee.

    - For the year 1998, Mr. Timmerman's
      Annual Incentive Plan target award was 50% of the salary level for his position. Mr. Timmerman's 1998 award was based on three factors: SCANA EPS, achievement of strategic plan objectives and the Management Development and Corporate Performance Committee's subjective assessment of his individual performance. Performance in these factors resulted in Mr. Timmerman receiving a payout of 120% of target.


    - In 1998, Mr. Timmerman's Performance
      Share Plan target award for the period 1998 through 2000 was set at 60% of the salary level for his position. This resulted in a target award of 10,230 performance shares. The amount of the target award was determined by the Long-Term Compensation Committee based on Mr. Timmerman's salary and level of responsibility and competitive practices. As discussed above, SCANA's results relative to the peer group for the 1996-1998 performance period were at the 29(th) percentile, resulting in no payout.


THE MANAGEMENT DEVELOPMENT AND      THE LONG-TERM              PERFORMANCE SHARE
CORPORATE PERFORMANCE COMMITTEE     COMPENSATION COMMITTEE     PLAN COMMITTEE
H. M. Chapman*                      H. M. Chapman*             H. M. Chapman*
B. L. Amick                         B. L. Amick                J. A. Bennett
W. B. Bookhart, Jr.                 J. A. Bennett              W. B. Bookhart, Jr.
W. T. Cassels, Jr.                  W. B. Bookhart, Jr.        W. T. Cassels, Jr.
J. B. Rhodes                        W. T. Cassels, Jr.         L. M. Miller
M. K. Sloan                         E. T. Freeman              M. K. Sloan
W. B. Timmerman**                   L. M. Gressette, Jr.
                                    F. C. McMaster
                                    L. M. Miller
                                    J. B. Rhodes
                                    M. K. Sloan

------------------------

     *Chairman of the Committee

    **As noted on page 6, Mr. Timmerman is a nonvoting member of the Management
      Development and Corporate Performance Committee. He did not participate in any of its decisions concerning executive compensation.

    SCANA's filings with the Securities and Exchange Commission sometimes "incorporate information by reference." This means that SCANA is referring to information previously filed with the Securities and Exchange Commission, and that this information should be considered as part of the filing you are reading.

    The Performance Graph and Report on Executive Compensation in this Proxy Statement are specifically not incorporated by reference into any other filings with the Securities and Exchange Commission.

PERFORMANCE GRAPH
--------------------------------------------------------------------------------

    The line graph on the following page compares the cumulative Total Shareholder Return of SCANA assuming reinvestment of dividends with that of the Performance Share Plan peer group, the S&P Utilities and the S&P 500. The peer group was chosen for comparison since SCANA'S total shareholder return is measured against this group to determine awards that are paid under the Performance Share Plan. This group consists of 84 utilities. The peer group was adjusted from last year to reflect name changes and changes resulting from mergers and acquisitions. The PSP Peer Group index was prepared by Hewitt Associates, a compensation and benefits consulting company. The index consists of the following companies:

Allegheny Energy, Inc.
Ameren Corp.
American Electric Power Co., Inc.
Avista Corporation
Baltimore Gas & Electric Co.
Bangor Hydro-Electric Co.
BEC Energy
Black Hills Corp.
Carolina Power & Light Co.
Central Hudson Gas & Electric Corp.
Central & South West Corporation
Central Vermont Public Service Corp.
Cilcorp, Inc.
CINergy Corp.
Citizens Utilities
CLECO
CMP Group, Inc.
CMS Energy Corp.
Commonwealth Energy System
Conectiv, Inc.
Consolidated Edison Co. of NY, Inc.
Dominion Resources, Inc.
DPL, Inc.
DQE, Inc.
DTE Energy Co.
Duke Energy Company
Eastern Utilities Associates
Edison International
El Paso Electric Co.
Empire District Electric Co.
Energy East Corporation
Entergy Corp.
First Energy Corp.
Florida Progress Corporation
FPL Group, Inc.
GPU, Inc.
Green Mountain Power Corp.
Hawaiian Electric Industries, Inc.
Houston Industries, Inc.
IDACORP, Inc.
Illinova Corp.
Interstate Energy Corp.
IPALCO Enterprises, Inc.
Kansas City Power & Light Co.
LG&E Energy, Inc.
Madison Gas & Electric Company
MidAmerican Energy Holdings
Minnesota Power & Light Company
Montana Power Co.
Nevada Power Co.
New Century Energies, Inc.
New England Electric System
Niagara Mohawk Power Corp.
NIPSCO Industries, Inc.
Northeast Utilities
Northern States Power Co.
Northwestern Corporation
OGE Energy Corp.
Orange & Rockland Utilities, Inc.
Otter Tail Power Co.
Pacificorp
PECO Energy Corp.
PG&E Corporation
Pinnacle West Capital Corp.
Potomac Electric Power Co.
PP&L Resources, Inc.
Public Service Co. of New Mexico
Public Service Enterprise Group, Inc.
Puget Sound Energy, Inc.
Rochester Gas & Electric Co.
Sierra Pacific Resources
SIGCORP, Inc.
Southern Company
TECO Energy, Inc.
Texas Utilities Co.
TNP Enterprises, Inc.
Unicom Corp.
UniSource Energy
United Illuminating Co.
UNITIL Corp.
Utilicorp United, Inc.
Western Resources, Inc.
Wisconsin Energy Corp.
WPS Resources Corp.

                               SCANA CORPORATION
                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
             SCANA CORPORATION, PERFORMANCE SHARE PLAN PEER GROUP,
                           S&P UTILITIES AND S&P 500

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

               SCANA CORP.       PEER GROUP     S&P UTILITIES     S&P 500
1/1/1994              $100.00         $100.00          $100.00      $100.00
1/1/1995               $90.26          $87.99           $92.12      $101.36
1/1/1996              $130.31         $115.21          $130.65      $139.32
1/1/1997              $128.50         $115.78          $134.71      $171.23
1/1/1998              $152.31         $146.84          $167.73      $228.27
1/1/1999              $172.23         $168.29          $192.20      $293.38

--------------------------

Assumes $100 invested on January 1, 1994, in SCANA Corporation Common Stock, Performance Share Plan Peer Group and S&P Indexes.

*Total return assumes reinvestment of dividends.

ITEM 3 -- APPROVAL OF APPOINTMENT OF AUDITORS
--------------------------------------------------------------------------------

    The shares represented by your proxy will be voted (unless you indicate to the contrary) to ratify the selection of Deloitte & Touche LLP, independent public accountants, to examine the financial statements to be included in the 1999 Annual Report to Shareholders. Deloitte & Touche LLP examined the financial statements included in the 1998 Annual Report to Shareholders, which is being mailed to you with this Proxy Statement.

    Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting and will have an opportunity to make such statements as they may desire. The representatives are expected to be available to respond to appropriate questions from shareholders.

OTHER INFORMATION
--------------------------------------------------------------------------------

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    The rules of the Securities and Exchange Commission require that SCANA disclose late filings of reports of beneficial ownership and changes in beneficial ownership by its directors and executive officers. To the best of our knowledge, all filings for executive officers and directors were made on a timely basis in 1998, except that we filed one report on behalf of Mr. George J. Bullwinkel, one day late. The report contained information on Mr. Bullwinkel's beneficial ownership upon becoming a SCANA executive officer.

SHAREHOLDER PROPOSALS AND RECOMMENDATIONS FOR A DIRECTOR NOMINEE

    Any shareholder may recommend to the Executive Committee, persons for nomination for director, by writing to the Corporate Secretary, 1426 Main Street, Columbia, South Carolina 29201.


    In order to be included in SCANA's Proxy Statement and Proxy Card for its 2000 Annual Meeting of Shareholders, a shareholder proposal must be received at the principal office of SCANA Corporation, 1426 Main Street, Columbia, South Carolina 29201, by November 18, 1999. Securities and Exchange Commission rules contain standards determining whether a shareholder proposal is required to be included in a proxy statement.



    Pursuant to newly adopted rules of the Securities and Exchange Commission, any shareholder who intends to present a proposal at SCANA's 2000 Annual Meeting of Shareholders without requesting SCANA to include the proposal in the proxy statement for that meeting, should be aware that he must notify SCANA no later than February 1, 2000 of his intention to present the proposal. If a shareholder does not provide SCANA with notice by that date, proxies for the 2000 Annual Meeting may exercise discretionary voting authority with respect to the proposal and no mention of the matter of the proposal will be made in the proxy statement.


EXPENSES OF SOLICITATION

    This solicitation of proxies is being made by SCANA. We pay the cost of preparing, assembling and mailing this proxy-soliciting material, including certain expenses of brokers and nominees who mail proxy material to their customers or principals. SCANA has retained Beacon Hill, 90 Broad Street, New York, NY 10004, to assist in the solicitation of proxies for the 1999 Annual Meeting at a fee of $5,500 plus associated costs and expenses.

    In addition to the use of the mail, proxies may be solicited personally, by telephone or telegraph, or by SCANA officers and employees without additional compensation.

TICKETS TO THE ANNUAL MEETING

    If you wish to attend the Annual Meeting, please indicate on the enclosed proxy card and we will mail you an admission ticket and information about parking and bus transportation.

    If your shares are held in a brokerage account, or if you do not receive your ticket on or before April 15, 1999, and you would like to attend the Annual Meeting, you should contact: the Corporate Secretary, SCANA Corporation, 1426 Main Street, Mail Code 13-4, Columbia, South Carolina 29201, (803) 217-9683. If your shares are held in a brokerage account, you should send a copy of your most recent statement showing that you own shares of SCANA Common Stock.

SCANA CORPORATION


Lynn M. Williams
SECRETARY

MARCH 17, 1999


                             YOUR VOTE IS IMPORTANT
    Please complete, date and sign your proxy card and return it as soon as possible in the enclosed envelope.

                                  [SCANA LOGO]

                                       M
                               PRINTED IN U.S.A.

                          PLEASE MARK VOTES /X/
                 Voting Instructions for Proposals 1 and 2

To vote for all nominees, mark the "For" box. To withhold voting for all nominees, mark the "Withhold" box. To withhold voting for a particular nominee, mark the "For All Except" box and enter the name(s) of the exception(s) in the space provided; your shares will be voted for the remaining nominees.

THE DIRECTORS RECOMMEND A VOTE "FOR" THE ELECTION OF ALL NOMINEES AS DIRECTORS AND "FOR" PROPOSAL 3.

1.   Election of Class II Nominee Listed Below--Term Expires 2001
     Harold C. Stowe
                           For    Withhold
                           / /       / /

2. Election of All Class III Nominees Listed Below--Term Expires 2002 Bill L. Amick, Hugh M. Chapman, Lawrence M. Gressette, Jr.,
     D. Maybank Hagood * Exception:

                   For    Withhold    For All Except *
                   / /       / /            / /

3.   Approval of Appointment of Independent Accountants
                    For     Against       Abstain
                    / /       / /           / /

SPECIAL ACTION: Discontinue Annual Report Mailing for this account.  / /
                Send ticket to attend meeting.  / /

Please sign, date and mail this card promptly in the postage prepaid return envelope provided. If stock is held in the name of joint holders, each should sign. If signing as a trustee, executor, etc., please so indicate.

                                       Dated ___________________________, 1999

                                       Sign here X ___________________________
                                       exactly as name(s) appears on this card.

                                                 X ___________________________

IF NO SPECIFICATION IS MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF ALL NOMINEES AS DIRECTORS AND "FOR" PROPOSAL 3 ABOVE.

                            FORM OF PROXY
                          SCANA CORPORATION

             Proxy Solicited on Behalf of the Board of Directors

     The undersigned hereby appoints W.B. Timmerman and K.B. Marsh, or either of them, as proxies with full power of substitution, to vote all shares of common stock standing in the undersigned's name on the books of the Company, at the Annual Meeting of Shareholders on April 22, 1999, and at any adjournment thereof, as instructed on the reverse hereof and in their discretion upon all other matters which may properly be presented for consideration at said meeting.

1. To elect the nominee listed on the reverse as Class II director for the term specified.

2. To elect the nominees listed on the reverse as Class III directors for the term specified.

3. To approve the appointment of Deloitte & Touche LLP as independent accountants for the Company.


                                           SCANA CORPORATION
                                           Attention: Shareholder services 054
                                           PO Box 764
                                           Columbia, South Carolina 29202-9987